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                      NORTON, JACOBS, KUHN & MCTOPY, L.L.P.
                                ATTORNEYS AT LAW
                              TEXACO HERITAGE PLAZA
                                   1111 BAGBY
                                   SUITE 2450
                           HOUSTON, TEXAS  77002-4004
                            TELEPHONE (713) 659-1131
                               FAX (713) 659-7341

                                 August 28, 1996




Mitcham Industries, Inc.
44000 Highway 75 South
Huntsville, Texas 77342

Gentlemen:

     We have represented Mitcham Industries, Inc., a Texas corporation (the "Company"), in connection with the issuance and registration, under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 400,000 shares of its common stock, par value $0.01 per share (the "Registered Securities"), 350,000 of which are issuable under the Company's 1994 Stock Option Plan and 50,000 of which are issuable under the Company's 1994 Non-Employee Director Stock Option Plan (collectively, the "Plans"), as more fully described in a Registration Statement on Form S-8, (the "Registration Statement"), to be filed with the Securities and Exchange Commission by the Company on or about August 29, 1996, for the purpose of registering such securities under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments:

     1. Articles of Incorporation of the Company, as amended and restated to date;

     2.   Bylaws of the Company, as amended to date;

     3.   The Registration Statement;

     4.   The 1994 Stock Option Plan;

     5.   The 1994 Non-Employee Director Stock Option Plan;

     6. The forms of incentive and nonqualified stock option agreements to be entered into by and between the Company and optionees under the Plans;

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Mitcham Industries, Inc.
August 28, 1996

Page 2

     7. The Unanimous Written Consent of the Board of Directors of the Company authorizing and approving the filing of the Registration Statement; and

     8. Such other instruments and documents as we have deemed necessary for the purpose of rendering the following opinion.

     In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to our opinion, we have, when the relevant facts were not independently established and to the extent we have deemed such reliance proper, relied upon certificates of public officials and certificates and/or factual representations of officers of the Company.

     Based upon and subject to the foregoing, it is our opinion that the Registered Securities have been duly and validly authorized for issuance and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

     We are licensed to practice in the State of Texas only and do not express any opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas (without reference to choice-of-law or conflict-of-law provisions, principles or decisions under Texas law, or under any other state, Federal or foreign law); and we have assumed compliance with all other laws, including, without limitation, Federal, foreign and other states' laws.

                              Very truly yours,

                              /s/ Norton, Jacobs, Kuhn & McTopy, L.L.P.

                              NORTON, JACOBS, KUHN & McTOPY, L.L.P.